Designated Filer: Warburg Pincus Private Equity X, L.P.
Issuer & Ticker Symbol: Primerica, Inc. (PRI)
Date of Event Requiring Statement: October 10, 2012

Exhibit 99.1

    JOINT FILERS' NAMES AND ADDRESSES

1.
Name and Address of Reporting Person:

Warburg Pincus Private Equity X,
L.P.

c/o Warburg Pincus LLC, 450 Lexington Avenue

New York, NY 10017

2.
Name
and Address of Reporting Person:

Warburg Pincus X Partners, L.P.

c/o Warburg
Pincus LLC, 450 Lexington Avenue

New York, NY 10017

3.
Name and Address of
Reporting Person:

Warburg Pincus X, L.P.

c/o Warburg Pincus LLC, 450
Lexington Avenue

New York, NY 10017

4.
Name and Address of Reporting Person:

Warburg Pincus X LLC

c/o Warburg Pincus LLC, 450 Lexington Avenue

New York,
NY 10017

5.
Name and Address of Reporting Person:

Warburg Pincus Partners
LLC

c/o Warburg Pincus LLC, 450 Lexington Avenue

New York, NY 10017

6.
Name
and Address of Reporting Person:

Warburg Pincus & Co.

450 Lexington
Avenue

New York, NY 10017

7.
Name and Address of Reporting Person:

Warburg
Pincus LLC

450 Lexington Avenue

New York, NY 10017

8.
Name and Address of
Reporting Person:

Charles R. Kaye

c/o Warburg Pincus LLC, 450 Lexington
Avenue

New York, NY 10017

9.
Name and Address of Reporting Person:

Joseph
P. Landy

c/o Warburg Pincus LLC, 450 Lexington Avenue

New York, NY 10017